Exhibit 32.1

In connection with the Annual Report on Form 10-KSB/A of Bream Ventures Inc. (the “Company”) for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ian G. Park, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 12, 2005

/s/ Ian G. Park
Ian G. Park

In connection with the Annual Report on Form 10-KSB/A of Bream Ventures Inc. (the “Company”) for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary Harbottle, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 12, 2005

/s/ Gary Harbottle
Gary Harbottle